Exhibit 10.1

FORM OF

PATRIOT NATIONAL BANCORP, INC.

2020 RESTRICTED STOCK AWARD PLAN

I)	Establishment of plan; Definition

a.

Purpose. The purposes of the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan ( the “Plan) are to provide an incentive to Employees and Directors of Patriot National Bancorp, Inc. ( the “Company”), or any Subsidiary of the Company that now exists or hereafter is organized or acquired, who are in a position to contribute materially to the long-term success of the Company and its Subsidiaries, to increase their interest in the Company’s welfare, and to aid in attracting and retaining employees and directors of outstanding ability. The Plan provides for the grant of restricted stock awards.

b.	Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below.

i.

“Award Agreement” means either: (i) a written agreement entered into by the Company (or Subsidiary) and a Grantee setting forth the terms and provisions applicable to an award granted under the Plan, or (ii) a written or electronic statement issued by the Company (or Subsidiary) to a Grantee describing the terms and provisions of such award, including any amendment of modification thereof.

ii.	“Beneficial Owner” means an individual or entity that is treated as a “beneficial owner” pursuant to Rule 13d-3 under the Exchange Act or any subsequent rule issued thereunder.

iii.	“Board” means the Board of Directors of the Company.

iv.	“Change in Control” means the occurrence of any of the following events:

1.

Any “person” , as such term is used in Sections 13(d) and 14(d) of the Exchange Act.( other than the Company, any trustee or other fiduciary holding securities under any employee stock ownership plan or other employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being make in substantially the same proportions as their ownership of the common stock of the Company), is or becomes the Beneficial Owner (except that a person shall be deemed to be the Beneficial Owner of all shares that any such person bas the right to acquire pursuant to any agreement or arrangement of upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 60% of the combined voting power of the Company’s then outstanding voting securities;

2.

The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 40% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

3.

The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (or any transaction having similar effect), other than a sale or disposition by the Company immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.

v.	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

vi.

“Committee” means the Compensation Committee of the Board, consisting of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Directors who are disinterested as defined in Rule 16b-3(b) promulgated under the Exchange Act.

vii.	“Company” means Patriot National Bancorp, Inc., a Connecticut corporation, or any successor corporation.

viii.	“Directors’ means those members of the board of Directors of the Company or any Subsidiary who are not Employees.

ix.

“Disability” means a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

x.	“Effective Date” means November 1, 2020

xi.	“Employee” means any common law employee, including officers, of the Company or any Subsidiary as determined under the Code and the Treasury Regulations thereunder.

xii.	“Exchange Act” means the Securities Exchange Act of 19334, as amended from time to time, and the rules and regulations promulgated thereunder.

xiii.

“Fair Market Value” means, with respect to an award granted under the plan, the mean between the highest and lowest sales prices for the Stock on the nation securities exchange or NASDAQ National Market on which the Stock is principally traded on the date of grant of such award, or, if no such prices are reported for such day, then on the next proceeding day on which there were reported prices.

xiv.	“Grantee” means a person who, as an Employee or Director of the Company or any Subsidiary, has been granted a Restricted Stock Award under this Plan.

xv.	“Plan” means the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan as set forth herein and as amended from time to time.

xvi.	“Restricted Stock” means Stock which is issued pursuant to the Restricted Stock provisions as set forth in Part III of this Plan.

xvii.	“Stock” means shares of the common stock of the Company, whether or not issued, unissued or reacquired.

xviii.	“Stock Award” means an award of Restricted Stock granted pursuant to this plan.

xix.	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424 of the Code.

c.

Share of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part V of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan shall not exceed 3,000,000 shares in the aggregate. If Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards may again become available for the grant of Stock Awards or Stock Options.

d.

Administration of the Plan. The Plan shall be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Awards, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

e.

Amendment or Termination. The board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided however, that such action shall not adversely affect the right of Grantees to Stock Awards previously granted.

f.

Duration of the Plan.  This plan shall terminate at the close of business on December 31, 2025 and no Stock Award may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award theretofore issued or granted.

II)	Restricted Stock Award Provisions

a.	Grant of Restricted Stock.

i.	Only Directors and Employees shall be eligible to receive grants of Restricted Stock under the Plan.

ii.	If approved by the Compensation Committee, each Director will be granted restricted shares commensurate with their annual equity retainer.

iii.

The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock as may appear generally acceptable or desirable to the Committee. The Committee may award shares of Restricted Stock to Grantees, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

iv.

Restricted Stock grants to Grantees may be made subject to vesting, in one or more installations, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any Subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock grants are awarded (“Period of Restriction”)

v.

Restricted Stock grants hereunder shall be subject to the Award Agreement. Such Award Agreement shall be signed by the Grantee and by the Chief Executive officer or the President of the Company or the Corporate Secretary for and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to ,(i) the right of the Company and to repurchase from each Grantee, and such Grantee’s transferees, all shares of Stock issued to such Grantee in the event of such Grantee’s termination of employment, and (ii) any other terms and conditions which the Committee shall deem necessary and desirable).

b.	Termination of Relationship.

i.	If a Grantee ceases to be a Director or Employee prior to the lapse of the period of Restriction with respect to the Restricted Stock award, such Stock shall be forfeited.

ii.	If the Period of Restriction applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.

III)	General Provisions.

a.

Substitutions. In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired Company or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, subject to such rules as may be applicable, substitute Stock Awards under this Plan for Stock Awards under the plan of the acquired Company provided (i) the excess of the aggregate fair market value of the shares of Stock subject to a Stock immediately after the substitution over the aggregate option price of such Stock is not more that the similar excess immediately before such substitution.

b.	Adjustment Provisions.

i.

In the event that a dividend shall be declared upon the Stock payable in shares of the Company’s common stock’ the number of shares of Stock then subject to any Stock Award outstanding under the plan and the number of shares reserved for the grant of Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

ii.

If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another Company, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization then there shall be substituted for each share of Stock subject to any such Stock Award and for each share of Stock reserved for the grant of Stock Awards pursuant to the plan the number and kind of shares or other securities in which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.

iii.

In the event there shall be any change, other than as specified above in this Section2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitable requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Awards pursuant to the plan and of the shares then subject to Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock option and Stock Award outstanding thereunder.

c.	General

i.	Every Stock Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

ii.

The granting of a Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extend as if the Plan were not in effect.

iii.

No Employee or Director and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Award, to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Award.

iv.	No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution.

v.

Notwithstanding any other provisions of this Plan or agreements made pursuant thereto, the Company’s obligation to issue or deliver any certificate or certificates for shares of Stock Award, and the transferability of Stock acquired by exercise of a grant of a Stock Award, shall be subject to all of the following conditions:

1.

Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

2.

The obtaining of any other consent, approval, or permit; from any state or federal government agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

3.	To the extent necessary, each stock certificate issued pursuant to a Stock Award shall bear the following legend;

4.

“The transferability of the certificate and the shares of Stock represented hereby area subject to restrictions, terms and conditions contained in the 2020 Patriot National Bancorp, Inc. Restricted Stock Award Plan and an Agreement between the registered owner of such Stock and Patriot National Bancorp, Inc. A copy of the plan and Agreement are on file in the office of the Secretary of Patriot National Bancorp, Inc.

vi.

All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulation of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes, which the Company is required to withhold with respect to its exercise of a Stock Award or in the event that such payment is not due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount require to be withheld.

vii.

A Grantee entitled to Stock as a result of the exercise of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Company shall issue any stock certificate require to be issued in connection with the exercise of a Stock option with reasonable promptness after such exercise.

viii.

The grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

ix.

The Plan is designed to be exempt from Section 409A of the Code, and the Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409a to be so exempt to the fullest extent possible. To the extent that any provision of the Plan violates any provision of Section 409A providing such an exemption, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective. If this Plan or any grant of Stock Options or Phantom Stock Units hereunder fails to meet an exemption from, or the requirements of, Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest impose on a Grantee by Section 409A of the Code, and no Grantee shall have any recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

x.

The plan is designed so that awards granted hereunder are intended to comply with the requirements for “performance-based compensation’ under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the plan and awards issued hereunder shall be interpreted in a manner consistent with such requirements, to the extent applicable.

Compensation Committee Approval

Michael Carrazza	Edward Constantino

Emile VandenBol	Michael Weinbaum